AMENDMENT NO. 2 TO ARRANGEMENT AGREEMENT

BETWEEN

SKYE BIOSCIENCE, INC. AND
EMERALD HEALTH THERAPEUTICS, INC.

July 15, 2022

AMENDMENT NO. 2 TO THE ARRANGEMENT AGREEMENT

THIS AMENDMENT is made as of July 15, 2022,

BETWEEN:

EMERALD HEALTH THERAPEUTICS, INC., a corporation existing under the laws of the Province of British Columbia,

(“EHT”)

- and -

SKYE BIOSCIENCE, INC., a corporation existing under the laws of the State of Nevada, (“SKYE”)
WHEREAS:

(a)EHT and SKYE entered into an Arrangement Agreement dated May 11, 2022, as amended on June 14, 2022 (the “Arrangement Agreement”);

(b)the Parties wish to amend the Arrangement Agreement as of and from the date hereof;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

ARTICLE 1 INTERPRETATION

Section 1.1    Definitions

In this amendment (the “Amendment”), all defined terms shall have the meanings ascribed thereto in the Arrangement Agreement, unless otherwise defined herein.

Section 1.2    Inconsistencies

The Arrangement Agreement, all amendments and supplements thereto and any other document delivered in connection therewith are to be complied with in all respects by EHT and SKYE except to the extent that there is any express inconsistency between the provisions of this Amendment and the provisions contained in the Arrangement Agreement (as amended from time to time) in which case, the provisions of this Amendment shall prevail.

ARTICLE 2
AMENDMENTS TO ARRANGEMENT AGREEMENT PROVISIONS

Section 2.1    Amendment to Section 1.1

The definition of "Outside Date" in Section 1.1 of the Arrangement Agreement is deleted in its entirety and replaced by the following:

"Outside Date” means October 15, 2022, or such later date as may be agreed to in writing by the Parties, provided that, in the event that, following filing of the SKYE Proxy Statement with the SEC, the SEC advises SKYE that it intends to review the SKYE Proxy Statement, the Outside Date shall be extended to November 15, 2022, subject to the right of any Party to extend the Outside Date for up to an additional 45 days if all of the other conditions set forth in Article 6 (other than the delivery of items to be delivered on the Effective Date and the satisfaction of those conditions that, by their terms, cannot be satisfied until immediately prior to the Effective Date) have been satisfied or waived and the Required Regulatory Approvals have not been obtained and have not been denied by a non-appealable decision of a Governmental Entity, by giving written notice to the other Party to such effect no later than 5:00 p.m. (Vancouver time) on the date that is not less than two Business Days prior to the original Outside Date (and any subsequent Outside Date); provided that notwithstanding the foregoing, a Party shall not be permitted to extend the Outside Date if the failure to obtain any of the Required Regulatory Approvals or the Final Order is primarily the result of such Party’s Wilful Breach of this Agreement.

Section 2.2    Amendment to Section 2.5(1)(a)

Section 2.5(1)(a) of the Arrangement Agreement is hereby deleted in its entirety and replaced by the following:

“convene and conduct the SKYE Meeting in accordance with SKYE’s Organizational Documents and applicable Law, as promptly as reasonably practicable after the date hereof (and in any event not later than (i) in the event that the SEC advises SKYE that it does not intend to review the SKYE Proxy Statement, October 4, 2022, (ii) in the event that the SEC advises SKYE that it intends to review the SKYE Proxy Statement, November 4, 2022, or (iii) in the event that the SEC reviews the SKYE Proxy Statement and requests that SKYE make amendments to the SKYE Proxy Statement, November 14, 2022) and, in this regard, SKYE may abridge, any time periods that may be abridged under Securities Laws; set the record date for the SKYE Shareholders entitled to vote at the SKYE Meeting as promptly as reasonably practicable after the date hereof; and not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the SKYE Meeting without the prior written consent of EHT except as required under Section 5.4(5) or as required for quorum purposes (in which case the SKYE Meeting will be adjourned and not cancelled) or reasonably required by Law or by a Governmental Entity (as determined with outside legal counsel);"

Section 2.3    Effect of Amendment

Except with respect to the modifications expressly implemented in accordance herewith, the content of this Amendment shall not in any way be interpreted as modifying the terms and conditions of the Arrangement Agreement and it contains no other modification, whether implicit or ancillary and no other change in any other respect; the Arrangement Agreement remains in effect unchanged in accordance with its terms and conditions.

ARTICLE 3 GENERAL

Section 3.1    Further Assurances

Each of the Parties hereto will make, do and execute, or cause to be made, done and executed, any such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence the full intent and meaning of this Amendment.

Section 3.2    No Waiver

Failure of a Party hereto to insist upon the strict performance of any term or condition of this Amendment or to exercise any right, remedy or recourse hereunder shall not be construed as a waiver or relinquishment of any such term and condition.

Section 3.3    Successors, Assigns and Assignment

This Amendment will enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto. This Amendment may not be assigned by any Party other than in compliance with and concurrently with the Arrangement Agreement.

Section 3.4    Amendments and Waivers

No amendment of this Amendment or further amendment to the Arrangement Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties. No waiver of any breach of any provision of this Amendment shall be effective or binding unless made in writing and signed by the Party purporting to give same and, unless otherwise provided, will be limited to the specific breach waived.

Section 3.5    Governing Law

This Amendment shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of British Columbia situated in the City of Vancouver in respect of all matters arising under and in relation to this Amendment and waives objection to venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 3.6    Severability

If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 3.7    Counterparts, Execution

This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Amendment, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

* * * * * * *

IN WITNESS WHEREOF the Parties have executed this Amendment on the date first written above.

EMERALD HEALTH THERAPEUTICS, INC.

By: /s/ Mohammed Jiwan, COO
     Authorized Signing Officer

SKYE BIOSCIENCE, INC.

By: /s/ Punit Dhillon, CEO
     Authorized Signing Officer

[Signature Page to Amendment No. 2 to Arrangement Agreement]